UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2011

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bank Street, Suite 680, White Plains, New York 10606
(Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2011, Green Earth Technologies, Inc. a Delaware corporation (hereinafter “we,” “us,” or “our”), signed a $15.0 million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company and an accredited investor, as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933, as amended.    We also entered into a registration rights agreement with LPC whereby we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the Purchase Agreement (the “Registration Rights Agreement”).  After the SEC has declared effective the registration statement related to the transaction, we have the right, in our sole discretion, over a 30-month period to sell our shares of common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the Purchase Agreement, up to the aggregate commitment of $15 million.

There are no upper limits to the price LPC may pay to purchase our common stock and the purchase price of the shares related to the $15.0 million of future funding will be based on the prevailing market prices of our shares immediately preceding the time of sales without any fixed discount, and we control the timing and amount of any future sales, if any, of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.20.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares of common stock.  In consideration for entering into the Purchase Agreement, we issued to LPC 574,300 shares of our common stock as a commitment fee and shall issue up to an additional 574,300 shares, when and if, LPC purchases at our discretion the first $10.0 million of the $15.0 million aggregate commitment. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.    The proceeds received by us under the Purchase Agreement are expected to be used for working capital and general corporate purposes in carrying out our business plan.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Purchase Agreement, dated as of March 7, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.
10.2	Form of Registration Rights Agreement, dated as of March 7, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.
99.1	Press release dated March 7, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

Dated: March 11, 2011	By:	/s/ Greg Adams
Greg Adams
Chief Financial Officer

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